EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. ANNOUNCES PLANNED LEADERSHIP TRANSITIONS

- Mark A. Pompa to Step Down as Chief Financial Officer of the Company, Effective April 1, 2024 -
- Jason R. Nalbandian, Chief Accounting Officer, Appointed Chief Financial Officer, Effective April 1, 2024 -
- R. Kevin Matz to Step Down as Executive Vice President Shared Services, Effective April 1, 2024 -

NORWALK, CONNECTICUT, December 15, 2023 - EMCOR Group, Inc. (NYSE: EME) today announced that, as part of a planned realignment of responsibilities, Mark A. Pompa, Executive Vice President and Chief Financial Officer, and R. Kevin Matz, Executive Vice President Shared Services, will step down from their respective positions, effective April 1, 2024.

The Company also announced that Jason R. Nalbandian, EMCOR’s Chief Accounting Officer, will succeed Mr. Pompa as Senior Vice President and Chief Financial Officer and will maintain his current Chief Accounting Officer responsibilities. Mr. Matz’s responsibilities will be reallocated to other members of the EMCOR executive leadership team, including Andrew G. Backman, who recently joined the Company as Vice President of Investor Relations.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “On behalf of the Board and the entire management team, I’d like to thank Mark for his invaluable contributions to EMCOR over his 30-year tenure at the Company. His many accomplishments, including building out a deep financial organization and strong risk management and tax team, developing a robust capital allocation framework, and strengthening our financial foundation, will have lasting benefits for the Company. We are grateful for the work and dedication Mark has undertaken to advance our strategy and enhance shareholder value, and we look forward to his partnership as we effect a smooth transition.”

Mr. Guzzi continued, “Succession planning is a priority at EMCOR, and we are extremely pleased to name Jason as our next Chief Financial Officer. He is a highly accomplished, results driven leader, known for his strong financial acumen and proven track record of disciplined capital management. Jason exemplifies EMCOR’s core values of Mission First, People Always and has built and grown an exceptional world-class financial team since joining EMCOR nearly a decade ago. We have full confidence that he is the right choice to lead our finance organization as we continue our mission to drive long-term profitable growth and shareholder value.”
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Mr. Guzzi concluded, “Kevin has been part of the fabric of EMCOR for the past three-plus decades. I want to thank him for his countless contributions, his passion and leadership, and for his trusted advice throughout the years. He has been a highly respected and valued member of our management team, acting as a driving force in the advancement of our strategic objectives and corporate policies. Kevin has played an integral role in developing our agile and resilient operating model, while successfully leading and growing our investor relations and shared services functions. Kevin has been instrumental in building our comprehensive leadership training programs, our business development and IT teams, as well as our industry-leading safety program. On behalf of the Board and entire management team, we thank Kevin for his unwavering commitment to EMCOR.”

Mr. Pompa commented, “Working with the EMCOR team has been the highlight of my career. Together, we have achieved remarkable milestones, and I am extremely proud of all that we have accomplished. I have complete confidence that EMCOR’s finance function and organization are in the right hands and will thrive under Jason’s leadership. I look forward to working with Jason and the rest of the team over the next several months to ensure a seamless transition.”

Mr. Nalbandian added, “I am truly honored to succeed Mark as CFO and look forward to leading our exceptional financial team. Throughout my tenure at EMCOR, I have been fortunate to have contributed to the Company’s growth and financial development, and I’m excited to continue advancing this work alongside our leadership team as we execute our strategic, operational, and financial plans.”

Mr. Matz remarked, “EMCOR is an incredible company, and I’ve had the privilege of being part of its amazing growth and evolution while working alongside such a dedicated team of professionals. I have full confidence in the Company’s solid foundation and clear path toward achieving its strategic vision. I believe EMCOR will continue to build on its considerable momentum for the benefit of its shareholders, as well as its employees and customers. Although it’s difficult to leave a company and a position that I truly love, I am looking forward to working with the team in seamlessly transitioning my responsibilities.”

About Jason R. Nalbandian

Mr. Nalbandian brings 15 years of financial experience and deep industry expertise. He has served as Chief Accounting Officer of EMCOR since 2022 and a Senior Vice President since January 2023. He previously served as Controller of the Company from February 2019 to January 2022 and as Assistant Controller of the Company from January 2017 to February 2019. Mr. Nalbandian joined the Company in May 2014 as Director of Accounting and Analysis. Prior to joining EMCOR, Mr. Nalbandian worked in the assurance practice of Ernst & Young LLP. He is a Certified Public Accountant and received both a bachelor’s degree and a master’s degree in accounting from Fairfield University.

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EMCOR ANNOUNCES PLANNED LEADERSHIP TRANSITIONS	Page 3

About EMCOR:

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

Forward Looking Statements:

This release contains forward-looking statements. Such statements speak only as of December 15, 2023, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including EMCOR’s mission to drive long-term profitable growth and create shareholder value, as well as benefits to employees and customers. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness and/or disruption, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; unfavorable developments in the mix of our business; and the effectiveness of EMCOR’s executive leadership team. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2022 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

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